Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports First Quarter 2023 Results

Achieved Eight Consecutive Quarters of Year-Over-Year
Growth as Net Sales Increased 3% in the First Quarter of 2023

SUSSEX, WI, May 2, 2023 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the first quarter ended March 31, 2023.

Recent Highlights

•Increased Net Sales 3% in the first quarter of 2023 compared to the first quarter of 2022, primarily due to higher print product sales in the United States and in Mexico, and also increased Agency Solutions sales as clients continue to embrace Quad’s unique integrated marketing offering.
•Reported Net Loss of $25 million compared to Net Loss of $1 million in the first quarter of 2022, while growing Adjusted EBITDA by $11 million or 24% to $60 million in the first quarter of 2023, compared to Adjusted EBITDA of $49 million in the first quarter of 2022.
•Grew Adjusted Diluted Earnings Per Share to $0.15 in the first quarter of 2023 compared to $0.04 in the first quarter of 2022.
•Increased capital expenditures to fortify investments in innovations that enhance the Company’s integrated marketing offering and drive profitable, long-term growth.
•Returned value to shareholders by repurchasing over 5% of our total outstanding common stock since the second quarter of 2022 for $10.3 million.
•Reaffirms full-year 2023 financial guidance.

Joel Quadracci, Chairman, President & CEO of Quad, said: “We continue to experience positive momentum and top-line growth, achieving a 3% increase in Net Sales in the first quarter of 2023 due to higher sales in our print product and Agency Solutions offerings. High-profile brands and marketers continue to recognize that better marketing is built on Quad. As a marketing experience, or MX, company, we have uniquely scalable, cross-channel solutions and extraordinary household reach, which power our integrated marketing offering, improving results while reducing friction and creating a more efficient overall marketing process. We are focused on providing a better marketing experience for our clients, which enables them to focus on delivering the best customer experience. In 2023, we will continue to make significant investments in people, products and services, processes, automation and technology, to further expand our through-the-line marketing offering to drive profitable growth.

“Economic uncertainty has prompted some clients to take a more conservative approach to the start of the year and, in many instances, reallocate where they invest their marketing dollars. Our integrated marketing offering easily supports these shifts in marketing spend to maximize results. We are able to offset softness in offerings, such as national magazines, while leaning into growth opportunities in others, like agency solutions, packaging and instore. We have flexibility and agility to pivot, and meet changing client needs.

“As always, we remain focused on enhancing Quad’s financial strength and creating shareholder value and will continue to prioritize growth while further reducing debt in 2023. We remain committed to creating a better, more purposeful and sustainable way forward for all our stakeholders.”

Summary Results

Results for the first quarter ended March 31, 2023, include:

•Net Sales — Net Sales were $767 million in the first quarter of 2023, an increase of 3% compared to the same period in 2022, despite the impact from the sale of the Company’s Argentina print operations in December 2022. Net Sales growth in the first quarter was primarily driven by higher print product sales in the United States and in Mexico, and also increased Agency Solutions sales.

•Net Loss — Net Loss was $25 million in the first quarter of 2023, $24 million higher than the first quarter of 2022, which had a Net Loss of $1 million. This was driven by higher restructuring, impairment and transaction-related charges, higher income tax expense, higher interest expense in this increased rate environment and lower pension income, partially offset by increased profitability from Net Sales growth, improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted EBITDA — Adjusted EBITDA was $60 million in the first quarter of 2023 as compared to $49 million in the same period in 2022. The increase was due to increased profitability from Net Sales growth, improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share increased to $0.15 in the first quarter of 2023, as compared to $0.04 in the first quarter of 2022, primarily due to higher adjusted net earnings as well as the beneficial impact from the Company’s repurchase of over 5% of total outstanding common stock since the second quarter of 2022 for $10.3 million.

•Net Cash Used in Operating Activities and Free Cash Flow — Net Cash Used in Operating Activities was $51 million in the first quarter of 2023, as compared to $17 million in the first quarter of 2022. Free Cash Flow decreased $43 million from last year to negative $79 million in the first quarter of 2023. The decline in Free Cash Flow was primarily due to the timing of working capital and increased capital expenditures to invest in our platform to drive sales growth and automation efficiencies. As a reminder, the Company historically generates the majority of its Free Cash Flow in the fourth quarter of the year.

•Net Debt — Debt less cash and cash equivalents increased by $87 million to $632 million at March 31, 2023, as compared to $545 million at December 31, 2022, primarily due to the negative $79 million Free Cash Flow in the first quarter of 2023.

2023 Guidance

The Company’s full-year 2023 financial guidance is unchanged and is as follows:

Financial Metric	2023 Guidance
Annual Net Sales Change	0% to 5% decline
Full-Year Adjusted EBITDA	$210 million to $250 million
Free Cash Flow	$50 million to $90 million
Capital Expenditures	$65 million to $75 million
Year-End Debt Leverage Ratio (1)	Approximately 2.0x
(1) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Tony Staniak, CFO of Quad, said: “We started 2023 strong, building on the momentum from clients embracing our innovative integrated marketing offerings combined with disciplined cost management. This resulted in 3% Net Sales growth and 24% Adjusted EBITDA growth in the first quarter compared to 2022. We also returned value to shareholders during the first quarter by continuing to repurchase shares. Our share repurchases now total $10.3 million, or more than 5% of our total outstanding common stock, since the second quarter of 2022. Despite continued economic uncertainty, including lower anticipated print volumes during the remainder of the year, we remain confident in our 2023 guidance. We are a strong Free Cash Flow generator and will continue to prioritize investing in growth, opportunistically repurchasing shares and reducing debt. We are expecting to achieve the low end of our long-term targeted debt leverage range of 2.0x-2.5x by the end of 2023.”

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, May 3, to discuss first quarter 2023 results. As part of the conference call, Quad will conduct a question-and-answer session.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10177357/f8e85770aa. Participants will be given a unique PIN to gain access to the call on May 3, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:
•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until June 3, 2023, accessible as follows:
•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 1072388

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper, parts for equipment and the materials to manufacture ink; the impact macroeconomic conditions, including inflation, rising interest rates and recessionary concerns, as well as ongoing supply chain challenges, labor availability and cost pressures, distribution challenges and the COVID-19 pandemic, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changes in postal rates, service levels or regulations, including delivery delays; the failure to attract and retain qualified talent across the enterprise; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact negative publicity could have on our business and brand reputation; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of risks associated with the operations outside of the United States, including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; significant investments may be needed to maintain the Company’s platforms, processes, systems, client and product technology, marketing and talent, and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization and restructuring, impairment and transaction-related charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad

Quad (NYSE: QUAD) is a global marketing experience company that gives brands a more streamlined, impactful, flexible and frictionless way to go to market and reach consumers. Quad’s strategic priorities are powered by three key competitive advantages that include integrated marketing platform excellence, ongoing innovation, and culture and social purpose. The company’s integrated marketing platform is powered by a set of core specialties including strategy and consulting, data and analytics, technology solutions, media services, creative and content solutions, and managed services.

Serving more than 2,900 clients, Quad has approximately 15,000 people working in 14 countries around the world.

Please visit quad.com for more information.

Investor Relations Contact
Katie Krebsbach
Investor Relations Manager, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact
Claire Ho
Director of Marketing Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Net sales	$766.5	$744.2
Cost of sales	617.5	619.6
Selling, general and administrative expenses	89.2	79.1
Depreciation and amortization	33.7	36.5
Restructuring, impairment and transaction-related charges	26.0	3.6
Total operating expenses	766.4	738.8
Operating income	0.1	5.4
Interest expense	16.3	9.3
Net pension income	(0.4)	(3.2)
Loss before income taxes	(15.8)	(0.7)
Income tax expense	8.8	0.3
Net loss	$(24.6)	$(1.0)

Loss per share
Basic and diluted	$(0.50)	$(0.02)

Weighted average number of common shares outstanding
Basic and diluted	49.2	51.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2023 and December 31, 2022
(in millions)

	(UNAUDITED) March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$8.7	$25.2
Receivables, less allowance for credit losses	348.6	372.6
Inventories	239.3	260.7
Prepaid expenses and other current assets	45.5	46.0
Total current assets	642.1	704.5

Property, plant and equipment—net	668.8	672.1
Operating lease right-of-use assets—net	104.7	111.1
Goodwill	86.4	86.4
Other intangible assets—net	40.2	46.9
Other long-term assets	84.7	80.8
Total assets	$1,626.9	$1,701.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$405.8	$456.6
Other current liabilities	174.0	249.1
Short-term debt and current portion of long-term debt	152.4	61.1
Current portion of finance lease obligations	2.0	0.8
Current portion of operating lease obligations	26.2	27.8
Total current liabilities	760.4	795.4

Long-term debt	478.9	506.7
Finance lease obligations	6.9	1.6
Operating lease obligations	82.3	87.1
Deferred income taxes	22.2	9.3
Other long-term liabilities	121.7	128.8
Total liabilities	1,472.4	1,528.9

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	838.5	841.8
Treasury stock, at cost	(21.2)	(23.5)
Accumulated deficit	(543.1)	(518.5)
Accumulated other comprehensive loss	(121.1)	(128.3)
Total shareholders’ equity	154.5	172.9
Total liabilities and shareholders’ equity	$1,626.9	$1,701.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2023 and 2022
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net loss	$(24.6)	$(1.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33.7	36.5
Impairment charges	9.5	0.1
Stock-based compensation	1.0	1.9
Gain on the sale or disposal of property, plant and equipment	(0.1)	(0.4)
Deferred income taxes	10.3	0.3
Other non-cash adjustments to net loss	0.5	0.7
Changes in operating assets and liabilities—net of divestitures	(80.9)	(55.0)
Net cash used in operating activities	(50.6)	(16.9)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(28.7)	(19.1)
Cost investment in unconsolidated entities	(0.3)	(1.9)
Proceeds from the sale of property, plant and equipment	7.1	0.5
Other investing activities	(4.5)	1.8
Net cash used in investing activities	(26.4)	(18.7)

FINANCING ACTIVITIES
Payments of current and long-term debt	(7.4)	(3.7)
Payments of finance lease obligations	(0.3)	(0.8)
Borrowings on revolving credit facilities	413.8	25.5
Payments on revolving credit facilities	(343.5)	(23.1)
Purchases of treasury stock	(0.3)	—
Equity awards redeemed to pay employees’ tax obligations	(1.7)	(2.5)
Payment of cash dividends	(0.1)	(1.4)
Other financing activities	(0.2)	(0.1)
Net cash provided by (used in) financing activities	60.3	(6.1)

Effect of exchange rates on cash and cash equivalents	0.2	0.1
Net decrease in cash and cash equivalents	(16.5)	(41.6)
Cash and cash equivalents at beginning of period	25.2	179.9
Cash and cash equivalents at end of period	$8.7	$138.3

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2023 and 2022
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended March 31, 2023
United States Print and Related Services	$657.6	$7.3	$22.5
International	108.9	7.7	2.6
Total operating segments	766.5	15.0	25.1
Corporate	—	(14.9)	0.9
Total	$766.5	$0.1	$26.0

Three months ended March 31, 2022
United States Print and Related Services	$651.1	$11.8	$1.7
International	93.1	3.7	1.6
Total operating segments	744.2	15.5	3.3
Corporate	—	(10.1)	0.3
Total	$744.2	$5.4	$3.6
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended March 31, 2023 and 2022
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Net loss	$(24.6)	$(1.0)
Interest expense	16.3	9.3
Income tax expense	8.8	0.3
Depreciation and amortization	33.7	36.5
EBITDA (non-GAAP)	$34.2	$45.1
EBITDA Margin (non-GAAP)	4.5%	6.1%

Restructuring, impairment and transaction-related charges (1)	26.0	3.6
Adjusted EBITDA (non-GAAP)	$60.2	$48.7
Adjusted EBITDA Margin (non-GAAP)	7.9%	6.5%
______________________________
(1)Operating results for the three months ended March 31, 2023 and 2022, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2023	2022
Employee termination charges (a)	$13.1	$1.1
Impairment charges (b)	9.5	0.1
Transaction-related charges (c)	0.6	0.2
Integration costs (d)	0.5	—
Other restructuring charges (e)	2.3	2.2
Restructuring, impairment and transaction-related charges	$26.0	$3.6
______________________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction activities.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Three Months Ended March 31, 2023 and 2022
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(50.6)	$(16.9)

Less: purchases of property, plant and equipment	28.7	19.1

Free Cash Flow (non-GAAP)	$(79.3)	$(36.0)

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND DEBT LEVERAGE RATIO
As of March 31, 2023 and December 31, 2022
(in millions, except ratio)
(UNAUDITED)

	March 31, 2023		December 31, 2022
Total debt and finance lease obligations on the condensed consolidated balance sheets	$640.2		$570.2
Less: Cash and cash equivalents	8.7		25.2
Net Debt (non-GAAP)	$631.5		$545.0

Divided by: trailing twelve months Adjusted EBITDA (non-GAAP) (1)	$263.7		$252.2

Debt Leverage Ratio (non-GAAP)	2.39	x	2.16	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended March 31, 2023, and December 31, 2022, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Three Months Ended
	December 31, 2022 (a)	March 31, 2023	March 31, 2022	March 31, 2023
Net earnings (loss)	$9.3	$(24.6)	$(1.0)	$(14.3)
Interest expense	48.4	16.3	9.3	55.4
Income tax expense	8.4	8.8	0.3	16.9
Depreciation and amortization	141.3	33.7	36.5	138.5
EBITDA (non-GAAP)	$207.4	$34.2	$45.1	$196.5
Restructuring, impairment and transaction-related charges	44.8	26.0	3.6	67.2
Adjusted EBITDA (non-GAAP)	$252.2	$60.2	$48.7	$263.7
______________________________
(a)Financial information for the year ended December 31, 2022, is included as reported in the Company’s 2022 Annual Report on Form 10-K filed with the SEC on February 27, 2023.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended March 31, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Loss before income taxes	$(15.8)	$(0.7)

Restructuring, impairment and transaction-related charges	26.0	3.6
Adjusted net earnings, before income taxes (non-GAAP)	10.2	2.9

Income tax expense at 25% normalized tax rate	2.6	0.7
Adjusted net earnings (non-GAAP)	$7.6	$2.2

Basic weighted average number of common shares outstanding	49.2	51.5
Plus: effect of dilutive equity incentive instruments (non-GAAP)	2.1	2.0
Diluted weighted average number of common shares outstanding (non-GAAP)	51.3	53.5

Adjusted diluted earnings per share (non-GAAP) (1)	$0.15	$0.04

Diluted loss per share (GAAP)	$(0.50)	$(0.02)
Restructuring, impairment and transaction-related charges per share	0.52	0.07
Income tax expense from condensed consolidated statement of operations per share	0.18	—
Income tax expense at 25% normalized tax rate per share	(0.05)	(0.01)
Adjusted diluted earnings per share (non-GAAP) (1)	$0.15	$0.04
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.